Exhibit 99.1

              DRI Corporation Announces Participation in
              International Transit Industry Conference


    DALLAS--(BUSINESS WIRE)--October 12, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Mobitec AB subsidiary in Sweden will be participating as an exhibitor at Busworld Europe Kortrijk, Oct. 19-24, 2007, in Kortrijk Xpo, Belgium.

    "Busworld Europe Kortrijk is the biggest and oldest specialized exhibition for the coach and bus sector in the world. During the 18th edition of this biennial exhibition, the event will attract coach and bus builders, accessory manufacturers, public transportation officials and suppliers, and tourism officials from around the globe. Mobitec's sales and marketing representatives will be meeting with many customers and prospective customers throughout the six-day conference at exhibit booth number Rambla 2-7 to discuss Mobitec(R) products and services," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    For more information about Busworld Europe Kortrijk, go to www.busworld.org.

    ABOUT MOBITEC AB

    A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is a global leader in the design and manufacture of system technology for mobile passenger information on buses and rail transport. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, go to http://www.mobitec.eu/.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning Busworld Europe Kortrijk attendees' anticipated interest in the Company's transit communications and security products and services marketed via an exhibit at the event, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that Busworld Europe Kortrijk attendees may not express considerable interest in the Company's transit communications and security products and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

       CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com